Exhibit No. 21.1


       Subsidiaries of Registrant
       --------------------------

       RDST, Inc. (Texas)

       Dial-Thru.com, Inc (Delaware)

       DTI Com Inc., (California)

       Dial-Thru International Argentina S.A. (Argentina)

       Dial Thru International Venezuela, C.A. (Venezuela)

       Dial Thru International Corporation, South Africa (South Africa)

       Rapid Link Telecommunications, GMBH, (Germany)